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                                  EXHIBIT 99.1

                                  PRESS RELEASE

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[LOGO] K-FED BANCORP
1359 N Grand Avenue                                               1.626.339.9663
Covina, California
91722-5107


                              FOR IMMEDIATE RELEASE

For Additional Information Contact:
Kay Hoveland, President and Chief Executive Officer
(626) 339-9663

                             K-FED BANCORP ANNOUNCES
                            STOCK REPURCHASE PROGRAM

        Covina, California - (January 6, 2005) - Kay Hoveland, President and Chief Executive Officer of K-Fed Bancorp, headquartered in Covina, California, announced today that K-Fed Bancorp intends to repurchase up to 227,470 shares, or 4%, of its outstanding publicly-held common stock in the open market or in privately negotiated transactions commencing January 10, 2005. The purpose of the repurchase program is to fund the K-Fed Bancorp 2004 Recognition and Retention Plan approved by stockholders at the 2004 Annual Meeting of Stockholders. These shares will be purchased at prevailing market prices from time to time over a twelve-month period depending upon market conditions.

        This news release contains certain forward-looking statements about the proposed stock repurchase program. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the proposed repurchase program, changes in the interest rate environment, changes in the market price of K-Fed Bancorp common stock, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of K-Fed Bancorp and changes in the securities markets.